     As filed with the Securities and Exchange Commission on October 7, 2003

                                             Registration No. 333 - ____________
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                         TANDY BRANDS ACCESSORIES, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                     75-2349915
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

             690 EAST LAMAR BLVD., SUITE 200, ARLINGTON, TEXAS 76011
              (Address of principal executive offices and zip code)

                         TANDY BRANDS ACCESSORIES, INC.
                            BENEFIT RESTORATION PLAN
                            (Full title of the plan)

                                MARK J. FLAHERTY
                         690 EAST LAMAR BLVD., SUITE 200
                             ARLINGTON, TEXAS 76011
                     (Name and address of agent for service)

                                 (817) 548-0090
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                                 Proposed           Proposed
                   Title of                      Amount           Maximum            Maximum          Amount of
                  Securities                      To be       Offering Price        Aggregate       Registration
               To be Registered               Registered(1)    Per Share(2)     Offering Price(2)      Fee(2)
               ----------------               -------------   --------------    -----------------   ------------
Common Stock, $1.00 par value per share          150,000          $14.575         $2,186,250.00        $176.87

(1) Pursuant to Rule 416(c), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Tandy Brands Accessories, Inc. Benefit Restoration Plan.

(2) Calculated pursuant to paragraphs (c) and (h) of Rule 457, based upon the average of the high and low sales prices of Tandy Brands Accessories, Inc.'s common stock on October 6, 2003 (as reported on the Nasdaq National Market).

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* Information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933 (the "Securities Act") is omitted from this registration statement on Form S-8 (this "Registration Statement") in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         We, together with the Tandy Brands Accessories, Inc. Benefit Restoration Plan (the "Plan"), incorporate by reference into this Registration Statement the following documents filed with the Securities and Exchange Commission (the "Commission") as of their respective filing dates:

         (a) our Annual Report on Form 10-K (File No. 0-18927) for the year ended June 30, 2003;

         (b) our Current Report on Form 8-K (File No. 0-18927) filed on August 13, 2003 (but specifically excluding those portions merely furnished to the Commission under Item 12 thereof); and

         (c) the description of our Common Stock contained in our registration statement on Form 8-A filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), including any amendments or reports filed for the purpose of updating such description.

         All documents filed by us and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

DELAWARE GENERAL CORPORATION LAW (the "DGCL")

         Section 145(a) of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         Section 145(b) of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145(c) of the DGCL provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

         Section 145(d) of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders.

         Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in Section
145. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

CERTIFICATE OF INCORPORATION

         Our Certificate of Incorporation provides that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock purchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize the further elimination or limitation of the liability of directors, the liability of our directors, in addition to the limitation on personal liability provided in our Certificate of Incorporation, will be limited to the fullest extent permitted by the DGCL, as amended. Further, any repeal or modification of such provision of our Certificate of Incorporation by our stockholders will be prospective only, and will not adversely affect any limitation on the personal liability of our directors existing at the time of such repeal or modification.

BYLAWS

         Our Bylaws provide that each director or officer, whether or not then in office, shall be reimbursed by us to the full extent permitted by Section 145 of the DGCL for all reasonable expenses incurred by, imposed upon or resulting from any action, suit or proceeding to which he or she may be made a party by reason of his or her being or having been a director or officer of Tandy Brands Accessories, Inc. or any of our subsidiaries, or of any other corporation at our request. Such indemnity shall inure to the benefit of his or her heirs and administrators. We may also make such reimbursement in the event of a settlement of any such action, suit or proceedings prior to final adjudication when such settlement appears to be in our interest.

INDEMNIFICATION AGREEMENTS

         We have entered into Indemnification Agreements pursuant to which we have agreed to indemnify certain of our directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement if such director or officer is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Tandy Brands Accessories, Inc.) by reason of (i) the fact that the director or officer is or was a director, officer, employee or agent of Tandy Brands Accessories, Inc., (ii) the fact that the director or officer is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or (iii) any action or inaction by the director or officer while acting as such a director, officer, employee or agent. Such persons will be indemnified to the fullest extent now or hereafter permitted by the DGCL.

The Indemnification Agreements also provide for the advancement of certain expenses to our directors and officers in connection with any such suit or proceeding.

INSURANCE

         We have obtained a directors' and officers' liability insurance policy insuring our directors and officers against certain losses resulting from wrongful acts committed by them in their capacities as directors and officers of Tandy Brands Accessories, Inc., including liabilities arising under the Securities Act.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

EXHIBIT
NUMBER   DESCRIPTION

4.1 Certificate of Incorporation of Tandy Brands Accessories, Inc. (incorporated herein by reference to Exhibits 3.1 and 4.1 to Tandy Brands Accessories, Inc.'s Registration Statement on Form S-1 filed on November 2, 1990 and December 31, 1990, respectively (No. 33-37588)).

4.2 Bylaws of Tandy Brands Accessories, Inc. (incorporated herein by reference to Exhibit 3.2 to Tandy Brands Accessories, Inc.'s Registration Statement on Form S-1 filed on November 2, 1990 (No. 33-37588)).

4.3 Amendment No. 1 to Bylaws of Tandy Brands Accessories, Inc. (incorporated herein by reference to Exhibit 3.3 to Tandy Brands Accessories, Inc.'s Quarterly Report on Form 10-Q for the three months ended March 31, 2002 (No. 0-18927)).

4.4 Form of Common Stock Certificate of Tandy Brands Accessories, Inc. (incorporated herein by reference to Exhibit 4.2 to Tandy Brands Accessories, Inc.'s Registration Statement on Form S-1 filed on December 31, 1990 (No. 33-37588)).

4.5 Amended and Restated Rights Agreement dated as of October 19, 1999 between Tandy Brands Accessories, Inc. and Bank Boston, N.A. (incorporated herein by reference to Exhibit 4 to Tandy Brands Accessories, Inc.'s Current Report on Form 8-K filed on November 2, 1999 (No. 0-18927)).

4.6 Amendment to Amended and Restated Rights Agreement dated as of October 16, 2001 between Tandy Brands Accessories, Inc. and Fleet National Bank (formerly Bank Boston, N.A.) (incorporated herein by reference to
         Exhibit 4.7 to Tandy Brands Accessories, Inc.'s Quarterly Report on Form 10-Q for the three months ended March 31, 2002 (No. 0-18927)).

4.7 Form of Preferred Share Purchase Rights Certificate of Tandy Brands Accessories, Inc. (incorporated herein by reference to Exhibit 4.3 to Tandy Brands Accessories, Inc.'s Registration Statement on Form S-1 filed on December 31, 1990 (No. 33-37588)).

4.8 Form of Rights Certificate of Tandy Brands Accessories, Inc. (incorporated herein by reference to Exhibit 4 to Tandy Brands Accessories, Inc.'s Current Report on Form 8-K filed on November 2, 1999 (No. 0-18927)).

23.1     Consent of Ernst & Young LLP.*

24.1     Power of Attorney (included on page 8).*

99.1 Tandy Brands Accessories, Inc. Benefit Restoration Plan and related Trust Agreement and Amendment Nos. 1 and 2 thereto (incorporated herein by reference to Exhibit 10.14 to Tandy Brands Accessories, Inc.'s Form 10-K for the year ended June 30, 1996 (No. 0-18927)).

99.2 Amendment No. 3 to the Tandy Brands Accessories, Inc. Benefit Restoration Plan (incorporated herein by reference to Exhibit 10.32 to Tandy Brands Accessories, Inc.'s Form 10-K for the year ended June 30, 2003 (No. 0-18927)).

99.3 Succession Agreement, dated July 1, 2001, between Tandy Brands Accessories, Inc. and Chase Texas, N.A. (the Former Trustee) and Comerica Bank - Texas (the Trustee), relating to the Tandy Brands Accessories Inc. Benefit Restoration Plan (incorporated herein by reference to Exhibit 10.34 to Tandy Brands Accessories, Inc.'s Form 10-K for the year ended June 30, 2003 (No. 0-18927)).

*        Filed herewith.

ITEM 9. UNDERTAKINGS.

         (1)      We hereby undertake:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      to include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by us pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) We hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by any of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, Tandy Brands Accessories, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Texas, as of October 7, 2003.


                                               TANDY BRANDS ACCESSORIES, INC.


                                               By: /s/ J.S.B. Jenkins
                                                   -----------------------------
                                                   J.S.B. Jenkins
                                                   President and Chief Executive
                                                   Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints J.S.B. Jenkins and Mark J. Flaherty, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of October 7, 2003.


/s/ J.S.B. Jenkins                            /s/ Gene Stallings
--------------------------------------        ----------------------------------
J.S.B. Jenkins                                Gene Stallings
President, Chief Executive Officer and        Director
Director (Principal Executive Officer)

/s/ Dr. James F. Gaertner                     /s/ Roger R. Hemminghaus
--------------------------------------        ----------------------------------
Dr. James F. Gaertner                         Roger R. Hemminghaus
Director and Chairman of the Board            Director

/s/ Colombe M. Nicholas                       /s/ Mark J. Flaherty
--------------------------------------        ----------------------------------
Colombe M. Nicholas                           Mark J. Flaherty
Director                                      Chief Financial Officer (Principal
                                              Financial and Accounting Officer)
/s/ C.A. Rundell, Jr.
--------------------------------------
C.A. Rundell, Jr.
Director

         THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the administrator of the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Texas, as of October 7, 2003.

                                              TANDY BRANDS ACCESSORIES, INC.
                                              BENEFIT RESTORATION PLAN


                                              By: Tandy Brands Accessories, Inc.
                                                  Administrative Committee

                                                  By: /s/ J.S.B. Jenkins
                                                      --------------------------
                                                      J.S.B. Jenkins
                                                      Member of Administrative
                                                      Committee

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER   DESCRIPTION
-------  -----------
4.1      Certificate of Incorporation of Tandy Brands Accessories, Inc.
         (incorporated herein by reference to Exhibits 3.1 and 4.1 to Tandy
         Brands Accessories, Inc.'s Registration Statement on Form S-1 filed on
         November 2, 1990 and December 31, 1990, respectively (No. 33-37588)).

4.2 Bylaws of Tandy Brands Accessories, Inc. (incorporated herein by reference to Exhibit 3.2 to Tandy Brands Accessories, Inc.'s
         Registration Statement on Form S-1 filed on November 2, 1990 (No.
         33-37588)).

4.3      Amendment No. 1 to Bylaws of Tandy Brands Accessories, Inc.
         (incorporated herein by reference to Exhibit 3.3 to Tandy Brands
         Accessories, Inc.'s Quarterly Report on Form 10-Q for the three months ended March 31, 2002 (No. 0-18927)).

4.4      Form of Common Stock Certificate of Tandy Brands Accessories, Inc.
         (incorporated herein by reference to Exhibit 4.2 to Tandy Brands
         Accessories, Inc.'s Registration Statement on Form S-1 filed on
         December 31, 1990 (No. 33-37588)).

4.5 Amended and Restated Rights Agreement dated as of October 19, 1999 between Tandy Brands Accessories, Inc. and Bank Boston, N.A.
         (incorporated herein by reference to Exhibit 4 to Tandy Brands
         Accessories, Inc.'s Current Report on Form 8-K filed on November 2,
         1999 (No. 0-18927)).

4.6      Amendment to Amended and Restated Rights Agreement dated as of October
         16, 2001 between Tandy Brands Accessories, Inc. and Fleet National Bank
         (formerly Bank Boston, N.A.) (incorporated herein by reference to
         Exhibit 4.7 to Tandy Brands Accessories, Inc.'s Quarterly Report on
         Form 10-Q for the three months ended March 31, 2002 (No. 0-18927)).

4.7      Form of Preferred Share Purchase Rights Certificate of Tandy Brands
         Accessories, Inc. (incorporated herein by reference to Exhibit 4.3 to Tandy Brands Accessories, Inc.'s Registration Statement on Form S-1 filed on December 31, 1990 (No. 33-37588)).

4.8      Form of Rights Certificate of Tandy Brands Accessories, Inc.
         (incorporated herein by reference to Exhibit 4 to Tandy Brands
         Accessories, Inc.'s Current Report on Form 8-K filed on November 2,
         1999 (No. 0-18927)).

23.1     Consent of Ernst & Young LLP.*

24.1     Power of Attorney (included on page 8).*

99.1     Tandy Brands Accessories, Inc. Benefit Restoration Plan and related
         Trust Agreement and Amendment Nos. 1 and 2 thereto (incorporated herein by reference to Exhibit 10.14 to Tandy Brands Accessories, Inc.'s Form
         10-K for the year ended June 30, 1996 (No. 0-18927)).

99.2     Amendment No. 3 to the Tandy Brands Accessories, Inc. Benefit
         Restoration Plan (incorporated herein by reference to Exhibit 10.32 to Tandy Brands Accessories, Inc.'s Form 10-K for the year ended June 30,
         2003 (No. 0-18927)).

99.3     Succession Agreement, dated July 1, 2001, between Tandy Brands
         Accessories, Inc. and Chase Texas, N.A. (the Former Trustee) and
         Comerica Bank - Texas (the Trustee), relating to the Tandy Brands
         Accessories Inc. Benefit Restoration Plan (incorporated herein by reference to Exhibit 10.34 to Tandy Brands Accessories, Inc.'s Form
         10-K for the year ended June 30, 2003 (No. 0-18927)).

*        Filed herewith.